                                                                    Exhibit 23.1

            Consent of Independent Registered Public Accounting Firm

We consent to the  incorporation  by  reference in this  Registration  Statement
(Form S-8) pertaining to American  Italian Pasta Company's 2000 Equity Incentive
Plan of our  reports  dated June 27,  2008,  with  respect  to the  consolidated financial  statements and schedule of the American Italian Pasta Company and the effectiveness of internal  control over financial  reporting of American Italian
Pasta  Company,  included  in its Annual  Report  (Form 10-K) for the year ended
September 28, 2007, filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP

Kansas City, Missouri
August 27, 2008